WELLS FARGO BANK, N.A.,
as Master Servicer

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2007-2,
as Issuing Entity

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Indenture Trustee

AMERICAN HOME MORTGAGE ACCEPTANCE, INC.
as Sponsor

and

AMERICAN HOME MORTGAGE SERVICING, INC.
as Servicer

SERVICING AGREEMENT Dated as of April 20, 2007
Mortgage Loans American Home Mortgage Investment Trust 2007-2

TABLE OF CONTENTS

ARTICLE I
Definitions

Section 1.01 Definitions.
Section 1.02 Other Definitional Provisions.
Section 1.03 Interest Calculations.

ARTICLE II
Representations and Warranties

Section 2.01 Representations and Warranties Regarding the Servicer.
Section 2.02 Existence.
Section 2.03 Enforcement of Representations and Warranties.

ARTICLE III
Administration and Servicing of Mortgage Loans

Section 3.01 Servicer to Act as Servicer.
Section 3.02 Subservicing Agreements Between Servicer and Subservicers.
Section 3.03 Successor Subservicers.
Section 3.04 Liability of the Servicer.
Section 3.05 Assumption or Termination of Subservicing Agreements by Master Servicer.
Section 3.06 Collection of Mortgage Loan Payments.
Section 3.07 Withdrawals from the Protected Account.
Section 3.08 Collection of Taxes Assessments and Similar Items; Servicing Accounts.
Section 3.09 Access to Certain Documentation and Information Regarding the Mortgage Loans.
Section 3.10 Maintenance of Primary Insurance Policies; Collection Thereunder.
Section 3.11 Maintenance of Hazard Insurance and Fidelity Coverage.
Section 3.12 Due-on-Sale Clauses; Assumption Agreements.
Section 3.13 Realization Upon Defaulted Mortgage Loans.
Section 3.14 Indenture Trustee to Cooperate; Release of Mortgage Files.
Section 3.15 Servicing Compensation.
Section 3.16 Reserved.
Section 3.17 Reserved.
Section 3.18 Optional Purchase of Defaulted Mortgage Loans.
Section 3.19 Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property.
Section 3.20 Fair Credit Reporting Act.
Section 3.21 Waiver of Prepayment Charges.

ARTICLE IV
Servicing Certificate

Section 4.01 Remittance Reports.
Section 4.02 Reserved.
Section 4.03 Reserved.
Section 4.04 Advances.
Section 4.05 Compensating Interest Payments.
Section 4.06 Servicer Compliance Statement.
Section 4.07 Report on Assessments of Compliance and Attestation.
Section 4.08 Attestation Reports.
Section 4.09 Annual Certification.
Section 4.10 Intention of the Parties and Interpretation.
Section 4.11 Indemnification.

ARTICLE V
The Servicer

Section 5.01 Liability of the Servicer.
Section 5.02 Merger or Consolidation of or Assumption of the Obligations of the Servicer.
Section 5.03 Limitation on Liability of the Servicer and Others.
Section 5.04 Servicer Not to Resign.
Section 5.05 Delegation of Duties.
Section 5.06 Indemnification.
Section 5.07 Duties of the Servicer With Respect to the Indenture.
Section 5.08 Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations.

ARTICLE VI
Default

Section 6.01 Servicing Default.
Section 6.02 Master Servicer to Act; Appointment of Successor.
Section 6.03 Reserved.
Section 6.04 Waiver of Defaults.

ARTICLE VII
Miscellaneous Provisions

Section 7.01 Amendment.
Section 7.02 GOVERNING LAW.
Section 7.03 Notices.
Section 7.04 Severability of Provisions.
Section 7.05 Third-Party Beneficiaries.
Section 7.06 Counterparts.
Section 7.07 Effect of Headings and Table of Contents.
Section 7.08 Termination.
Section 7.09 No Petition.
Section 7.10 No Recourse.
Section 7.11 Consent to Jurisdiction.
Section 7.12 Certain Terms Concerning Indenture Trustee.

EXHIBIT A - MORTGAGE LOAN SCHEDULE A-1

EXHIBIT B - FORM OF REQUEST FOR RELEASEB-1

EXHIBIT C - FORM OF CERTIFICATION TO BE PROVIDED BY
THE SERVICERC-1

EXHIBIT D - LOAN LEVEL FORMAT FOR TAPE INPUT,
SERVICER PERIOD REPORTINGD-1

EXHIBIT E - REPORTING DATA FOR DEFAULTED LOANSE-1

EXHIBIT F - CALCULATION OF REALIZED LOSS/GAIN FORM 332 -
INSTRUCTION SHEETF-1

EXHIBIT G - SERVICING CRITERIA

This Servicing Agreement, dated as of April 20, 2007, among Wells Fargo Bank, N.A., as Master Servicer (“Master Servicer”), American Home Mortgage Investment Trust 2007-2, as Issuing Entity (the “Issuing Entity”), American Home Mortgage Acceptance, Inc. as Sponsor (the “Sponsor”), American Home Mortgage Servicing, Inc. as Servicer (the “Servicer”) and Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”).

W I T N E S S E T H   T H A T :

WHEREAS, pursuant to the terms of the Mortgage Loan Purchase Agreement, American Home Mortgage Securities LLC (the “Company” or “Depositor”) will acquire the Mortgage Loans;

WHEREAS, the Company will create American Home Mortgage Investment Trust 2007-2, a Delaware statutory trust (the “Issuing Entity”), and will transfer the Mortgage Loans and all of its rights under the Mortgage Loan Purchase Agreement to the Issuing Entity;

WHEREAS, pursuant to the terms of an Amended and Restated Trust Agreement, dated as of April 20, 2007 (“Trust Agreement”), among the Company, as depositor, Wilmington Trust Company, as owner trustee (“Owner Trustee”) and Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”), the Company will convey the Mortgage Loans to the Issuing Entity in exchange for the Certificates (as defined below);

WHEREAS, pursuant to the terms of the Trust Agreement, the Issuing Entity will issue and transfer to or at the direction of the Depositor, the Trust Certificates, 2007-2 (“Certificates”);

WHEREAS, pursuant to the terms of an Indenture, dated as of April 20, 2007 (“Indenture”), among the Issuing Entity, the Securities Administrator and the Indenture Trustee, the Issuing Entity will pledge the Mortgage Loans and issue and transfer to or at the direction of the Purchaser the Mortgage-Backed Notes, Series 2007-2 (the “Notes”);

WHEREAS, pursuant to the terms of the Master Servicing Agreement, the Master Servicer will master service the Mortgage Loans set forth on the Mortgage Loan Schedule for the benefit of the holders of the Notes; and

WHEREAS, pursuant to the terms of this Servicing Agreement, the Servicer shall service the Mortgage Loans for the benefit of the Issuing Entity, the Indenture Trustee and the holders of the Notes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01  Definitions.

For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02  Other Definitional Provisions.

(a)  All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)  As used in this Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.

(c)  The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term Aincluding” shall mean Aincluding without limitation”.

(d)  The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e)  Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.03  Interest Calculations.

All calculations of interest hereunder that are made in respect of the Stated Principal Balance of a Mortgage Loan shall be made on the basis of a 360 day year consisting of twelve 30 day months, notwithstanding the terms of the related Mortgage Note and Mortgage.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.01  Representations and Warranties Regarding the Servicer.

The Servicer represents and warrants to the Issuing Entity, the Indenture Trustee and the Master Servicer, that:

(i)  The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer or the validity or enforceability of the Mortgage Loans;

(ii)  The Servicer has the power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii)  The Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(iv)  The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the charter or bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound;

(v)  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending (other than litigation with respect to which pleadings or documents have been filed with a court, but not served on the Servicer), or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Servicing Agreement or the Notes or the Certificates which, to the knowledge of the Servicer, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement; and

(vi)  The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

The foregoing representations and warranties shall survive any termination of the Servicer hereunder.

Section 2.02  Existence.

The Issuing Entity will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuing Entity will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Servicing Agreement.

Section 2.03  Enforcement of Representations and Warranties.

The Indenture Trustee, as pledgee of the Mortgage Loans, shall enforce the representations and warranties and related obligations for breaches thereof of the Sponsor pursuant to the Mortgage Loan Purchase Agreement. Upon the discovery by the Sponsor, the Master Servicer, the Indenture Trustee or the Company of a breach of any of the representations and warranties made in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the interests of the Noteholders or the Certificateholders, the party discovering the same shall give prompt written notice to the other parties. The Indenture Trustee shall promptly notify the Sponsor and request that, pursuant to the terms of the Mortgage Loan Purchase Agreement the Sponsor either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan in accordance with the Mortgage Loan Purchase Agreement; provided that the Sponsor shall, subject to the conditions set forth in the Mortgage Loan Purchase Agreement, have the option to substitute an Eligible Substitute Mortgage Loan or Eligible Substitute Mortgage Loans for such Mortgage Loan upon delivery of an Officer’s Certificate to the Indenture Trustee stating that such Eligible Substitute Mortgage Loan satisfies the definition of Eligible Substitute Mortgage Loan set forth in Appendix A to the Indenture and that the Substitution Adjustment Amount, if any, has been deposited into the Protected Account. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Estate and will be retained by the Servicer and remitted by the Servicer to the Sponsor on the next succeeding Payment Date. For the month of substitution, distributions to the Payment Account pursuant to this Agreement will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter the Sponsor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the related Eligible Substitute Mortgage Loan and the Servicer shall promptly deliver the amended Mortgage Loan Schedule to the Master Servicer, Owner Trustee, Securities Administrator and Indenture Trustee.

In connection with the substitution of one or more Eligible Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (such amount, a “Substitution Adjustment Amount”), if any, by which the aggregate Stated Principal Balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Mortgage Loans (after application of the principal portion of the Monthly Payments due on such Deleted Mortgage Loans in the month of substitution). The Sponsor shall pay the Substitution Adjustment Amount to the Servicer and the Servicer shall deposit such Substitution Adjustment Amount into the Protected Account upon receipt.

In connection with any repurchase or substitution of a Mortgage Loan pursuant to this Section 2.03, the Sponsor shall furnish to the Securities Administrator an officer’s certificate, signed by a duly authorized officer of the Sponsor to the effect that such repurchase or substitution has been made in accordance with the terms and conditions of this Servicing Agreement and that all conditions precedent to such repurchase or substitution have been satisfied, including the delivery to the Securities Administrator of the Purchase Price or Substitution Adjustment Amount, as applicable, for deposit into the Payment Account, together with copies of any Opinion of Counsel required to be delivered pursuant to this Agreement and the related Request for Release. Upon receipt of such documentation, the Securities Administrator shall approve such repurchase or substitution, as applicable, which approval shall be based solely on the Securities Administrator’s receipt of such documentation and deposits.

ARTICLE III
ADMINISTRATION AND SERVICING OF
MORTGAGE LOANS

Section 3.01  Servicer to Act as Servicer.

(a)  The Servicer shall service, or take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans and any REO Property in accordance with this Servicing Agreement and its normal servicing practices, which generally shall conform to the standards of an institution prudently servicing mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. The Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities for the servicing and administration of the Mortgage Loans. The authority of the Servicer, in its capacity as Servicer, and any Subservicer acting on its behalf, shall include, without limitation, the power on behalf of the Issuing Entity and the Indenture Trustee to (i) consult with and advise any Subservicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Subservicer to foreclose on a related Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured Person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals, the filing of any claims under any Primary Insurance Policy or Lender Paid Mortgage Insurance Policy, and any other matter pertaining to a delinquent Mortgage Loan. The authority of the Servicer shall include, in addition, the power to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfer of any related Mortgaged Property and assumptions of the related Mortgage Notes (in the manner provided in this Servicing Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Servicer and any Subservicer acting on its behalf may, and is hereby authorized, and empowered by the Indenture Trustee, to execute and deliver any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related Mortgage Loans, the insurance policies and the accounts related thereto, and the Mortgaged Properties. The Servicer may exercise this power in its own name or in the name of a Subservicer.

In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.08, and further as provided in Section 3.07; provided that the Servicer shall not be obligated to make such advance if, in its good faith judgment, the Servicer determines that such advance will be a Nonrecoverable Advance.

The relationship of the Servicer (and of any successor to the Servicer under this Agreement) to the Master Servicer and the other parties hereto under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent; provided, however, that the Servicer is authorized and empowered by the Indenture Trustee, in its own name or in the name of any Subservicer, when the Servicer or such Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Indenture Trustee, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Indenture Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Servicer in accordance with Section 3.15, with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Indenture Trustee, then any related expenses shall be reimbursable to the Servicer from the Trust Estate.

(b)  With respect to each Mortgage Loan, consistent with the terms of this Servicing Agreement, the Servicer may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property.

(c)  The Servicer or the related Subservicer, as the case may be, shall be entitled to (A) execute assumption agreements, substitution agreements, and instruments of satisfaction or cancellation or of full release or discharge, or any other document contemplated by this Servicing Agreement and other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties subject to the Mortgages (and the Indenture Trustee shall promptly execute or cause to be executed any such documents on request of the Servicer and prepared by it) and (B) approve the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters, if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby. An assumption pursuant to this Section 3.01 is permitted solely if the creditworthiness of the prospective purchaser of a Mortgaged Property meets the same or better underwriting guidelines as those which were applied to the original borrower and the security for such Mortgage Loan is not impaired by the assumption. Any fee collected by the Servicer or the related Subservicer for processing such request will be retained by the Servicer or such Subservicer as additional servicing compensation.

(d)  Notwithstanding the provisions of Subsection 3.01(a), the Servicer shall not take any action inconsistent with the interests of the Indenture Trustee or with the rights and interests of the Master Servicer under this Servicing Agreement.

(e)  The Indenture Trustee shall execute and return to the Servicer any limited powers of attorney and other documents in form as provided to the Indenture Trustee necessary or appropriate to enable the Servicer to service and administer the related Mortgage Loans and REO Property.

(f)  The Servicer may agree to a modification of any Mortgage Loan (a Mortgage Loan as so modified, a “Modified Mortgage Loan”) so long as (i) the Servicer determines that such modification is in the best interest of the Securityholders; (ii) the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable, (iii) the final maturity date of such Mortgage Loan is not extended beyond the Final Scheduled Payment Date of the latest maturing Security; (iv) any amounts added to the Stated Principal Balance of such Mortgage Loan, or capitalized amounts added to such Mortgage Loan, are fully amortized over the remaining term of such Mortgage Loan; (v) any capitalized amounts added to the Stated Principal Balance of such Mortgage Loan are implemented in accordance with the Servicer’s standard servicing procedures, (vi) any Advances and other amounts are added to the outstanding Stated Principal Balance of such Mortgage Loan only once during the term of such Mortgage Loan and (vii) no modification can be made that shall reduce the Net Mortgage Rate of such Mortgage Loan below one half of the Net Mortgage Rate in effect on the Cut-off Date but not less than the Servicing Fee Rate. In addition, the aggregate current Stated Principal Balance of all Modified Mortgage Loans can be no more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, that this 5% limit may be increased with the consent of the Rating Agencies. The Servicer shall promptly deliver to the Indenture Trustee a certification of a Servicing Officer to the effect that all requirements of this paragraph have been satisfied with respect to the Modified Mortgage Loan. The Servicer covenants and agrees to indemnify the Trust against any liability for any “prohibited transaction” taxes and any related interest, additions, and penalties imposed on the Trust established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this Section 3.01(f) or any holding of a Modified Mortgage Loan by the Trust (but such obligation shall not prevent the Servicer or any other appropriate Person from in good faith contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Servicer shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest, and penalties, together with interest thereon, is refunded to the Trust or the Servicer. If the Servicer agrees to a modification of any Mortgage Loan pursuant to this Section 3.01(f), and if such Mortgage Loan carries a Prepayment Charge provision which is being eliminated, reduced or modified as part of the modification, the Servicer shall deliver to the Securities Administrator the amount of the Prepayment Charge, if any, that would have been due had such Mortgage Loan been prepaid at the time of such modification, for deposit into the Payment Account (not later than 1:00 p.m. Eastern time on the Business Day prior to the Payment Date immediately succeeding the date of such modification) for distribution in accordance with the terms of the Indenture.

Section 3.02  Subservicing Agreements Between Servicer and Subservicers.

(a)  The Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Servicer hereunder. Any subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder and the Servicer shall cause any Subservicer to comply with the provisions of this Agreement (including, without limitation, to provide the information required to be delivered under Sections 4.06, 4.07 and 4.08 hereof), to the same extent as if such Subservicer were the related Servicer. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans comparable to the Mortgage Loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the related Subservicing Agreement, and in either case shall be a Freddie Mac or Fannie Mae approved mortgage servicer. Any Subservicing Agreement entered into by the Servicer shall include the provision that such Agreement may be terminated with or without cause and without the payment of any termination fee by any successor servicer (including, without limitation, the Master Servicer as successor servicer) under this Servicing Agreement. In addition, each Subservicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Servicing Agreement. The Servicer and the Subservicers may enter into Subservicing Agreements and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements providing for, among other things, the delegation by the Servicer to a Subservicer of additional duties regarding the administration of the Mortgage Loans; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Servicing Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Indenture Trustee and the Noteholders, without the consent of the Master Servicer.

(b)  As part of its servicing activities hereunder, the Servicer, for the benefit of the Noteholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

(c)  The Servicer shall promptly, upon request, provide to the Master Servicer, the Trustee and the Sponsor a written description (in form and substance satisfactory to the Master Servicer, the Trustee and the Sponsor) of the role and function of each Subservicer utilized by the Servicer, specifying (i) the identity of each such Subservicer, (ii) which (if any) of such Subservicer are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subservicer identified pursuant to clause (ii) of this subsection. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Master Servicer any annual statement of compliance, assessment of compliance, attestation report and Sarbanes-Oxley related certification as and when required to be delivered. The Servicer shall pay all fees of each of its Subservicers from its own funds.

Section 3.03  Successor Subservicers.

The Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement subject to the terms of Section 3.02(a) of this Servicing Agreement; provided, however, that upon termination, the Servicer shall either act as Servicer of the related Mortgage Loan or enter into an appropriate contract with a successor Subservicer and in conformance with the terms of Section 3.02(a) of this Servicing Agreement pursuant to which such successor Subservicer will be bound by all relevant terms of the related Subservicing Agreement and this Servicing Agreement pertaining to the servicing of such Mortgage Loan.

Section 3.04  Liability of the Servicer.

(a)  Notwithstanding any Subservicing Agreement, any of the provisions of this Servicing Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall under all circumstances remain obligated and primarily liable to the Indenture Trustee, the Issuing Entity and the Noteholders for the servicing and administering of the Mortgage Loans and any REO Property in accordance with this Servicing Agreement. The obligations and liability of the Servicer shall not be diminished by virtue of Subservicing Agreements or by virtue of indemnification of the Servicer by any Subservicer, or any other Person. The obligations and liability of the Servicer shall remain of the same nature and under the same terms and conditions as if the Servicer alone were servicing and administering the related Mortgage Loans. The Servicer shall, however, be entitled to enter into indemnification agreements with any Subservicer or other Person and nothing in this Servicing Agreement shall be deemed to limit or modify such indemnification. For the purposes of this Servicing Agreement, the Servicer shall be deemed to have received any payment on a Mortgage Loan on the date the Subservicer received such payment; provided, however, that this sentence shall not apply to the Master Servicer as the successor servicer.

Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and none of the Master Servicer, the Indenture Trustee, the Issuing Entity or the Noteholders shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.05.

Section 3.05  Assumption or Termination of Subservicing Agreements by Master Servicer.

(a)  If the Master Servicer or a successor servicer shall assume the servicing obligations of the Servicer in accordance with Section 6.02 below, the Master Servicer or successor servicer, to the extent necessary to permit the Master Servicer to carry out the provisions of Section 6.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Servicer under each of the Subservicing Agreements, unless such Subservicing Agreements are terminated in accordance with Section 3.02(a) hereof. If such Subservicing Agreements are not terminated, the Master Servicer or its designee as the successor master servicer shall be deemed to have assumed all of the Servicer’s rights and obligations therein and to have replaced the Servicer as a party to such Subservicing Agreements to the same extent as if such Subservicing Agreements had been assigned to the Master Servicer or its designee as a successor master servicer, except that the Master Servicer or its designee as a successor servicer shall not be deemed to have assumed any obligations or liabilities of the Servicer arising prior to such assumption (other than the obligation to make Monthly Advances) and the Servicer shall not thereby be relieved of any liability or obligations under such Subservicing Agreements arising prior to such assumption. Nothing in the foregoing shall be deemed to entitle the Master Servicer or its designee as a successor servicer at any time to receive any portion of the servicing compensation provided under Section 3.15 except for such portion as the Servicer would be entitled to receive.

(b)  In the event that the Master Servicer or a successor servicer assumes the servicing obligations of the Servicer under Section 6.02, upon the reasonable request of the Master Servicer or such successor servicer, the terminated Servicer shall at its own expense (or the expense of the Trust, if the Servicer fails to do so) deliver to the Master Servicer, or to such successor servicer photocopies of all documents, files and records, electronic or otherwise, relating to the Subservicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreements, or responsibilities hereunder to the Master Servicer, or to such successor servicer or the termination of such Subservicing Agreements in accordance with Section 3.02(a).

Section 3.06  Collection of Mortgage Loan Payments.

(a)  The Servicer will coordinate and monitor remittances by Subservicers to it with respect to the Mortgage Loans in accordance with this Servicing Agreement.

(b)  The Servicer shall make its best reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow, and use its best reasonable efforts to cause Subservicers to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Servicing Agreement. Consistent with the foregoing, the Servicer or the related Subservicer may in its discretion (i) waive or permit to be waived any late payment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies; provided, however, that the Servicer or the related Subservicer may permit the foregoing only if it believes, in good faith, that recoveries of Monthly Payments will be maximized; provided further, however, that Monthly Payments may not be suspended during the twelve months prior to the final maturity of the Notes. In the event the Servicer or related Subservicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Servicer shall nonetheless make a Monthly Advance or shall cause the related Subservicer to make a Monthly Advance to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property; provided, however, that the obligation of the Servicer or the related Subservicer to make a Monthly Advance shall apply only to the extent that the Servicer believes, in good faith, that such advances are not Nonrecoverable Advances.

(c)  Within five Business Days after the Servicer has determined that all amounts which it expects to recover from or on account of a Mortgage Loan have been recovered and that no further Liquidation Proceeds will be received in connection therewith, the Servicer shall provide to the Master Servicer and the Securities Administrator a certificate of a Servicing Officer that such Mortgage Loan became a Liquidated Mortgage Loan as of the date of such determination. The Servicer shall provide to the Master Servicer a monthly summary of each Mortgage Loan that became a Liquidated Mortgage Loan.

(d)  The Servicer shall establish a segregated account in the name of the Indenture Trustee for the benefit of the Noteholders (the “Protected Account”), which shall be an Eligible Account, in which the Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections in respect of the Mortgage Loans due subsequent to the Cut-off Date (other than in respect of the payments referred to in the following paragraph) within 2 Business Days following receipt thereof (or otherwise on or prior to the Closing Date), including the following payments and collections received or made by it (without duplication):

(i)  all payments of principal, including Principal Prepayments and Prepayment Penalties, of or interest on the Mortgage Loans (including advances by a Subservicer) received by the Servicer directly from Mortgagors or from the respective Subservicer;

(ii)  the aggregate Repurchase Price of the Mortgage Loans purchased by the Servicer pursuant to Section 3.18;

(iii)  Net Liquidation Proceeds;

(iv)  all proceeds of any Mortgage Loans repurchased by the Sponsor pursuant to the Mortgage Loan Purchase Agreement and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement;

(v)  Insurance Proceeds, other than Net Liquidation Proceeds, resulting from any insurance policy maintained on a Mortgaged Property;

(vi)  any Monthly Advance and any Compensating Interest payments;

(vii)  any other amounts received by the Servicer, including any fees or penalties not retained by a Subservicer, required to be deposited in the Protected Account pursuant to this Servicing Agreement;

(viii)     the amount of any losses incurred by the Servicer with respect to the investment of funds in the Protected Account; and

(ix)        all prepayment penalties received by the Servicer directly from Mortgagors or from the respective Subservicer.

provided, however, that with respect to each Due Period, the Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Due Period. The foregoing requirements respecting deposits to the Protected Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Protected Account fees (including annual fees or assumption fees) or late charges, payable by Mortgagors, each as further described in Section 3.15, or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items, which amounts shall be deposited in the related Servicing Account pursuant to Section 3.08. In the event any amount not required to be deposited in the Protected Account is so deposited, the Servicer may at any time (prior to being terminated under this Agreement) withdraw such amount from the Protected Account, any provision herein to the contrary notwithstanding. The Servicer shall keep records that accurately reflect the funds on deposit in the Protected Account that have been identified by it as being attributable to the Mortgage Loans and shall hold all collections in the Protected Account for the benefit of the Noteholders. The Servicer shall be entitled to retain all Foreclosure Profits and shall not be obligated to deposit any Foreclosure Profits in the Protected Account.

Funds in the Protected Account may not be invested with, and shall not be commingled with, the Servicer’s own funds or general assets or with funds respecting payments on mortgage loans or with any other funds not related to the Notes. Funds in the Protected Account shall be invested solely in Eligible Investments, designated in the name of the Indenture Trustee for the benefit of the Noteholders, which shall mature not later than the Business Day next preceding the Servicer Remittance Date next following the date of such investment and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Servicer or the related Subservicer. The amount of any losses incurred with respect to any such investments shall be deposited in the Protected Account by the Servicer on the Business Day prior to the Servicer Remittance Date.

(e)  The Servicer will require each Subservicer to hold all funds constituting collections on the Mortgage Loans, pending remittance thereof to the Servicer, in one or more accounts meeting the requirements of an Eligible Account, and invested in Eligible Investments, and in the name of the Indenture Trustee for the benefit of the Noteholders. The related Subservicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and any other funds.

Section 3.07  Withdrawals from the Protected Account.

(a)  The Servicer shall, from time to time as provided herein, make withdrawals from the Protected Account of amounts on deposit therein pursuant to Section 3.06 that are attributable to the Mortgage Loans for the following purposes (without duplication):

(i)  to remit to the Securities Administrator, by the Servicer Remittance Date, all amounts required to be deposited in the Protected Account as of the close of business on the related Determination Date;

(ii)  to the extent deposited to the Protected Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Sections 3.10 or 3.11, or Liquidation Expenses, paid pursuant to Section 3.13 or otherwise reimbursable pursuant to the terms of this Servicing Agreement, such withdrawal right being limited to amounts received on the related Mortgage Loans (other than any Repurchase Price in respect thereto) which represent late recoveries of the payments for which such advances were made, or from related Liquidation Proceeds;

(iii)  to pay to itself out of each payment received on account of interest on a Mortgage Loan as contemplated by Section 3.15, an amount equal to the related Servicing Fee (to the extent not retained pursuant to Section 3.06);

(iv)  to pay to itself or the Sponsor, with respect to any Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred to the Sponsor, the Servicer or other entity, all amounts received thereon and not required to be distributed to Noteholders as of the date on which the related Purchase Price or Repurchase Price is determined;

(v)  to reimburse the Servicer or any Subservicer for any Monthly Advance of its own funds or any advance of such Subservicer’s own funds, the right of the Servicer or a Subservicer to reimbursement pursuant to this subclause (v) being limited to amounts received (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

(vi)  to reimburse the Servicer or any Subservicer from Insurance Proceeds, Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Servicer or such Subservicer pursuant to Section 3.13 in good faith in connection with the restoration of the related Mortgaged Property which was damaged by the Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(vii)  to pay the Servicer or any Subservicer (payment to any Subservicer to be subject to prior payment to the Servicer of an amount equal to the Servicing Fee), as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Subservicer would have been entitled to receive under subclause (iii) of this Subsection 3.07(a) as servicing compensation on account of each defaulted Monthly Payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor, but only to the extent that the aggregate of Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan, after any reimbursement to the Servicer or any Subservicer, pursuant to other subclauses of this Subsection 3.07(a), exceeds the outstanding Stated Principal Balance of such Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Rate less the Servicing Fee Rate to but not including the date of payment (in any event, the aggregate amount of servicing compensation received by a Subservicer and the Servicer with respect to any defaulted Monthly Payment shall not exceed the applicable Servicing Fee);

(viii)  to reimburse the Servicer or any Subservicer for any Nonrecoverable Advance previously made, and not otherwise reimbursed pursuant to this Subsection 3.07(a);

(ix)  to withdraw any other amount deposited in the Protected Account that was not required to be deposited therein pursuant to Section 3.06;

(x)  to reimburse the Servicer for costs incurred by it associated with the environmental report specified in Section 3.13(e); and

(xi)  to clear and terminate the Protected Account following a termination of the Trust pursuant to Section 8.01 of the Trust Agreement.

In connection with withdrawals pursuant to clauses (ii), (iii), (iv), (v), (vi) and (vii), the Servicer’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, and the Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Protected Account pursuant to such clauses. Notwithstanding any other provision of this Servicing Agreement, the Servicer shall be entitled to reimburse itself for any previously unreimbursed expenses incurred pursuant to Section 3.13 or otherwise reimbursable expenses incurred pursuant to the terms of this Servicing Agreement, but only to the extent of collections or other recoveries on the related Mortgage Loan.

(b)  Notwithstanding the provisions of this Section 3.07, the Servicer may, but is not required to, allow the Subservicers to deduct from amounts received by them or from the related account maintained by a Subservicer, prior to deposit in the Protected Account, any portion to which such Subservicers are entitled hereunder as servicing compensation (including income on Eligible Investments) or reimbursement of any reimbursable Servicing Advances made by such Subservicers.

(c)  The Servicer shall pay to the Securities Administrator interest on any payments to the Payment Account which were due on a Servicer Remittance Date but were made after the related Servicer Remittance Date at a rate equal to the federal funds rate from the date due to the date paid, both inclusive. This interest shall be solely an obligation of the Servicer and shall not be recoverable by the Securities Administrator from the Trust or from any other source.

Section 3.08  Collection of Taxes Assessments and Similar Items; Servicing Accounts.

(a)  The Servicer shall establish and maintain or cause the related Subservicer to establish and maintain, one or more Servicing Accounts. The Servicer or a Subservicer will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors.

(b)  The deposits in the Servicing Accounts shall be held in trust by the Servicer or a Subservicer (and its successors and assigns) in the name of the Indenture Trustee for the benefit of the Noteholders. Such Servicing Accounts shall be Eligible Accounts and if permitted by applicable law, invested in Eligible Investments held in trust by the Servicer or a Subservicer as described above and maturing, or be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn, and in no event later than 45 days after the date of investment; withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer or a Subservicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Servicing Agreement.

Section 3.09  Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Servicer shall provide, and shall cause any Subservicer to provide, to the Master Servicer, the Owner Trustee and the Indenture Trustee or its designee access to the documentation regarding the related Mortgage Loans and REO Property and to the Noteholders, the FDIC, and the supervisory agents and examiners of the FDIC access to the documentation regarding the related Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer or the Subservicers that are designated by these entities; provided, however, that, unless otherwise required by law, the Servicer or the Subservicer shall not be required to provide access to such documentation if the provision thereof would violate the legal right to privacy of any Mortgagor; provided, further, however, that the Master Servicer, the Owner Trustee and the Indenture Trustee shall coordinate their requests for such access so as not to impose an unreasonable burden on, or cause an unreasonable interruption of, the business of the Servicer or any Subservicer. The Servicer and the Subservicers shall allow representatives of the above entities to photocopy any of the documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.

Section 3.10  Maintenance of Primary Insurance Policies; Collection Thereunder.

The Servicer shall, or shall cause the related Subservicer to, exercise its best reasonable efforts to maintain and keep in full force and effect each Primary Mortgage Insurance Policy by a Qualified Insurer, or other insurer satisfactory to the Rating Agencies, with respect to each Mortgage Loan as to which as of the Cut-off Date a Primary Mortgage Insurance Policy was in effect and the original principal amount of the related Mortgage Note exceeded 80% of the Collateral Value in an amount at least equal to the excess of such original principal amount over 75% of such Collateral Value until the principal amount of any such first lien Mortgage Loan is reduced below 80% of the Collateral Value or, based upon a new appraisal, the principal amount of such first lien Mortgage Loan represents less than 80% of the new appraised value of the related Mortgaged Property. The Servicer shall, or shall cause the related Subservicer to, effect the timely payment of the premium on each Primary Mortgage Insurance Policy. The Servicer and the related Subservicer shall have the power to substitute for any Primary Mortgage Insurance Policy another substantially equivalent policy issued by another Qualified Insurer, provided, that, such substitution shall be subject to the condition that it will not cause the ratings on the applicable Notes to be downgraded or withdrawn, as evidenced by a writing from each Rating Agency.

Section 3.11  Maintenance of Hazard Insurance and Fidelity Coverage.

(a)  The Servicer shall maintain and keep, or cause each Subservicer to maintain and keep, with respect to each Mortgage Loan and REO Property, in full force and effect hazard insurance (fire insurance with extended coverage) equal to at least the lesser of the Stated Principal Balance of the Mortgage Loan (including any cumulative related Negative Amortization) or the current replacement cost of the related Mortgaged Property, and containing a standard mortgagee clause, provided, however, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless applicable state law requires a higher deductible, the deductible on such hazard insurance policy may be no more than $1,000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, the required hazard insurance shall take the form of a multi-peril policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost. In the case of any REO Property, the required hazard insurance may be afforded by a blanket policy.

(b)  Any amounts collected by the Servicer or a Subservicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer’s or a Subservicer’s normal servicing procedures, the Mortgage Note, the Security Instrument or applicable law) shall be deposited initially in a Protected Account, for transmittal to the Payment Account, subject to withdrawal pursuant to Section 3.07.

(c)  Any cost incurred by a Servicer or a Subservicer in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to the Securities Administrator, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer or a Subservicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or by the Servicer from the Repurchase Price, or as otherwise provided in Section 3.07.

(d)  No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired with respect to a Security Instrument other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of a Mortgage Loan or at any subsequent time, the Mortgaged Property is located in a federally designated special flood hazard area, the Servicer shall use its best reasonable efforts to cause with respect to the related Mortgage Loans and each REO Property flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained. Such flood insurance shall cover the related Mortgaged Property, including all items taken into account in arriving at the Appraised Value on which the related Mortgage Loan was based, and shall be in an amount equal to the lesser of (i) the Stated Principal Balance of the related Mortgage Loan (including any cumulative related Negative Amortization) and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

(e)  If insurance has not been maintained complying with Subsections 3.11 (a) and (d) and there shall have been a loss which would have been covered by such insurance had it been maintained, the Servicer shall pay, or cause the related Subservicer to pay, for any necessary repairs.

(f)  The Servicer shall present, or cause the related Subservicer to present, claims under any applicable Primary Insurance Policy, Lender Paid Mortgage Insurance Policy or the related hazard insurance or flood insurance policy.

(g)  The Servicer shall obtain and maintain at its own expense and for the duration of this Servicing Agreement and shall cause each Subservicer to obtain and maintain a blanket fidelity bond and an errors and omissions insurance policy covering such Person’s officers, employees and other persons acting on its behalf in connection with its activities under this Servicing Agreement or the related Subservicing Agreement. The amount of coverage shall be at least equal to the coverage maintained by the Servicer acceptable to Fannie Mae or Freddie Mac to service loans for it or otherwise in an amount as is commercially available at a cost that is generally not regarded as excessive by industry standards. The Servicer shall promptly notify the Master Servicer of any material change in the terms of such bond or policy. The Servicer shall provide annually to the Master Servicer a certificate of insurance that each such bond and policy are in effect. If any such bond or policy ceases to be in effect, the Servicer shall, to the extent possible, give the Master Servicer ten days’ notice prior to any such cessation and the Servicer shall use its reasonable best efforts to obtain a comparable replacement bond or policy, as the case may be. Any amounts relating to the Mortgage Loans collected under each such bond or policy shall be deposited initially in a Protected Account for transmittal to the Payment Account, subject to withdrawal pursuant to Section 3.07.

Section 3.12  Due-on-Sale Clauses; Assumption Agreements.

(a)  In any case in which the Servicer is notified by any Mortgagor or Subservicer that a Mortgaged Property relating to a Mortgage Loan has been or is about to be conveyed by the Mortgagor, the Servicer shall enforce, or shall instruct such Subservicer to enforce, any due-on-sale clause contained in the related Security Instrument to the extent permitted under the terms of the related Mortgage Note and by applicable law. The Servicer or the related Subservicer may repurchase a Mortgage Loan at the Repurchase Price when the Servicer requires acceleration of the Mortgage Loan, but only if the Servicer is satisfied, as evidenced by an Officer’s Certificate delivered to the Master Servicer, that either (i) such Mortgage Loan is in default or default is reasonably foreseeable or (ii) if such Mortgage Loan is not in default or default is not reasonably foreseeable, such repurchase will have no adverse tax consequences for the Trust Estate or any Securityholder. If the Servicer reasonably believes that such due-on-sale clause cannot be enforced under applicable law or if the Mortgage Loan does not contain a due-on-sale clause, the Servicer is authorized, and may authorize any Subservicer, to consent to a conveyance subject to the lien of the Mortgage, and to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and unless prohibited by applicable state law, such Mortgagor remains liable thereon, on condition, however, that the related Mortgage Loan shall continue to be covered by a hazard policy and (if so covered before the Servicer or the related Subservicer enters into such agreement) by any Primary Insurance Policy. In connection with any such assumption, no material term of the related Mortgage Note may be changed. The Servicer shall forward to the Indenture Trustee the original copy of such assumption agreement, which copy shall be added by the Indenture Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. A portion, equal to up to 2% of the Stated Principal Balance of the related Mortgage Loan, of any fee or additional interest collected by the Servicer or the related Subservicer for consenting in any such conveyance or entering into any such assumption agreement may be retained by the Servicer or related Subservicer as additional servicing compensation.

(b)  Notwithstanding the foregoing paragraph or any other provision of this Servicing Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any conveyance by the Mortgagor of the related Mortgaged Property or assumption of a Mortgage Loan which the Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy.

Section 3.13  Realization Upon Defaulted Mortgage Loans.

(a)  The Servicer shall, or shall direct the related Subservicer to, foreclose upon or otherwise comparably convert the ownership of properties securing any Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.06, except that the Servicer shall not, and shall not direct the related Subservicer to, foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of toxic waste or other environmental hazards thereon unless the Servicer follows the procedures in Subsection (e) below. The Servicer, on behalf of the Trust, may also, in its discretion, as an alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third-parties, if the Servicer reasonably believes that such sale would maximize proceeds to the Trust (on a present value basis) with respect to each such Mortgage Loan.

(b)  The Servicer shall foreclose or shall direct the related Subservicer to foreclose on any Mortgaged Property in the name of the Indenture Trustee for the benefit of the Noteholders.

(c)  In connection with such foreclosure or other conversion, the Servicer in conjunction with the related Subservicer, if any, shall use its best reasonable efforts to preserve REO Property and to realize upon defaulted Mortgage Loans in such manner (including short sales) as to maximize the receipt of principal and interest by the Noteholders, taking into account, among other things, the timing of foreclosure and the considerations set forth in Subsection 3.13(d). The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the Noteholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds (respecting which it shall have priority for purposes of reimbursements from the Protected Account pursuant to Section 3.07) or through Insurance Proceeds (respecting which it shall have similar priority). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation). Any income from or other funds (net of any income taxes) generated by REO Property shall be deemed for purposes of this Servicing Agreement to be Insurance Proceeds.

(d)  The Trust Estate shall not acquire any real property (or any personal property incident to such real property) except in connection with a default or reasonably foreseeable default of a Mortgage Loan. In the event that the Trust Estate acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Mortgage Loan, such property shall be disposed of by the Servicer (or its agent) on behalf of the Trust Estate within two years after its acquisition by the Trust Estate.

(e)  With respect to any Mortgage Loan as to which the Servicer or a Subservicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the Mortgaged Property, the Servicer shall promptly notify the Master Servicer and shall act in accordance with any directions and instructions provided by the Master Servicer. If the Master Servicer has not provided directions and instructions to the Servicer in connection with any such Mortgage Loan within 30 days of a request by the Servicer for such directions and instructions, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Estate (other than proceeding against the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage. The parties hereto acknowledge that the Servicer shall not obtain on behalf of the Issuing Entity a deed as a result or in lieu of foreclosure, and shall not otherwise acquire possession of or title to, or commence any proceedings to acquire possession of or title to, or take any other action with respect to, any Mortgaged Property, if the Master Servicer, the Owner Trustee or the Indenture Trustee could reasonably be considered to be a responsible party for any liability arising from the presence of any toxic or hazardous substance on the Mortgaged Property.

Section 3.14  Indenture Trustee to Cooperate; Release of Mortgage Files.

(a)  Upon payment in full of any Mortgage Loan or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Indenture Trustee by a certification signed by a Servicing Officer in the form of the request for release “Request for Release”) attached hereto as Exhibit B (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Protected Account have been so deposited) and shall request delivery to the Servicer or Subservicer, as the case may be, of the related Mortgage File. Upon receipt of such certification and request, the Indenture Trustee shall release the related Mortgage File to the Servicer or Subservicer and execute and deliver to the Servicer, without recourse, representation or warranty the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Security Instrument (furnished by the Servicer), together with the Mortgage Note. In connection with the satisfaction of any MOM Loan, the Servicer is authorized to cause the removal from the registration on the MERS System of such Mortgage.

(b)  From time to time as is appropriate, for the servicing or foreclosure of any Mortgage Loan or collection under an insurance policy, the Servicer may deliver to the Indenture Trustee a Request for Release signed by a Servicing Officer on behalf of the Servicer in substantially the form attached as Exhibit B hereto. Upon receipt of the Request for Release, the Indenture Trustee shall deliver the Mortgage File or any document therein to the Servicer or Subservicer, as the case may be, as bailee for the Indenture Trustee.

(c)  The Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 3.14(b) to be returned to the Indenture Trustee when the need therefor no longer exists, and in any event within 21 days of the Servicer’s receipt thereof, unless the Mortgage Loan has become a Liquidated Mortgage Loan and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Protected Account or such Mortgage File is being used to pursue foreclosure or other legal proceedings. Prior to return of a Mortgage File or any document to the Indenture Trustee, the Servicer, the related insurer or Subservicer to whom such file or document was delivered shall retain such file or document in its respective control as bailee for the Indenture Trustee unless the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non- judicially, and the Servicer has delivered to the Indenture Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. If a Mortgage Loan becomes a Liquidated Mortgage Loan, the Servicer shall deliver the Request for Release with respect thereto to the Indenture Trustee and, upon deposit of the related Liquidation Proceeds in the Protected Account, as certified to the Indenture Trustee, the Indenture Trustee, shall deliver the related Mortgage File or any document therein to the Servicer or Subservicer, as applicable.

(d)  The Indenture Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents prepared and delivered to the Indenture Trustee for execution necessary to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity. Together with such documents or pleadings the Servicer shall deliver to the Indenture Trustee a certificate of a Servicing Officer in which it requests the Indenture Trustee to cause to be executed the pleadings or documents. The Indenture Trustee and any officer, director, employee or agent of the Indenture Trustee may rely in good faith on any such document submitted by the Servicer. The certificate shall certify and explain the reasons for which the pleadings or documents are required. It shall further certify that the execution and delivery of the pleadings or documents will not invalidate any insurance coverage under the insurance policies or invalidate or otherwise affect the lien of the Security Instrument, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.15  Servicing Compensation.

(a)  As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee from full payments of accrued interest on each Mortgage Loan or as otherwise provided in Section 3.07. The Servicer shall be solely responsible for paying any and all fees with respect to a Subservicer and neither the Master Servicer nor the Indenture Trustee shall bear any fees, expenses or other costs directly associated with any Subservicer.

(b)  The Servicer may retain additional servicing compensation in the form of a portion of the assumption fees, up to 2% of the Stated Principal Balance of the related Mortgage Loan, fees for statement of account or payoff, late payment charges or otherwise, to the extent such fees are collected from the related Mortgagors or, with respect to a Liquidated Mortgage Loan, to the extent such fees have accrued. The Servicer shall be required to pay all expenses it incurs in connection with servicing activities under this Servicing Agreement and shall not be entitled in connection with servicing activities under this Servicing Agreement to reimbursement except as provided in this Servicing Agreement. Expenses to be paid by the Servicer under this Subsection 3.15(b) shall include payment of the expenses of the accountants retained pursuant to Section 3.17.

Section 3.16  Reserved.

Section 3.17  Reserved.

Section 3.18  Optional Purchase of Defaulted Mortgage Loans.

(a)  The Servicer may, but is not obligated to, repurchase from the Issuer any Mortgage Loan delinquent in payment for a period of 90 days or longer for a price equal to the Repurchase Price. Notwithstanding the foregoing, the Indenture Trustee, whether acting as Indenture Trustee or in the capacity of successor Master Servicer, shall have no obligation hereunder or under any other Basic Document to repurchase any Mortgage Loan.

(b)  The Servicer shall have the option at any one time to purchase a minimum of five (5) Mortgage Loans from the Trust Estate with an aggregate Stated Principal Balance up to 1% of the aggregate Stated Principal Balance of all of the Mortgage Loans included in the Trust Estate on such date at a price equal to the aggregate fair market value of such Mortgage Loans. In the event that this option is exercised as to any five or more Mortgage Loans, this option will thereupon terminate. This option is not revocable by the Servicer.

Section 3.19  Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property.

The Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer or a Subservicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 2008, the Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer or such Subservicer (i) acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J, Section 6050H (reports relating to mortgage interest received) and Section 6050P of the Code (reports relating to cancellation of indebtedness).

Section 3.20  Fair Credit Reporting Act.

The Servicer, in its capacity as Servicer for each Mortgage Loan, agrees to fully furnish in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit reporsitories), on a monthly basis.

Section 3.21  Waiver of Prepayment Charges.

Except as provided below, the Servicer or any designee of the Servicer shall not waive any prepayment charge with respect to any Mortgage Loan. If the Servicer or any Subservicer fails to collect a prepayment charge at the time of the related prepayment of any Mortgage Loan subject to such prepayment charge, the Servicer shall deposit to the Protected Account at the time of payoff an amount equal to the amount of the prepayment charge not collected. Notwithstanding the above, the Servicer or any Subservicer may waive a prepayment charge only if (i) such waiver is standard and customary in servicing similar mortgage loans to the Mortgage Loans (including any waiver of a prepayment charge in connection with a refinancing of a Mortgage Loan related to a default or a reasonably foreseeable default), and (ii) such waiver, in the reasonable judgment of the Servicer, would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of such prepayment charge and the related Mortgage Loan. In no event will the Servicer waive a prepayment charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If a prepayment charge is waived as permitted by meeting the standards described above, then the Servicer is required to pay the amount of such waived prepayment charge, for the benefit of the Holders of the Notes, by depositing such amount into the Protected Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Protected Account.

Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the representation or covenant of the Servicer set forth in this Section 3.21 which materially and adversely affects the interests of the Holders of the Notes in any prepayment charge, the Servicer shall remedy such breach as follows: if any of the covenants made by the Servicer in this Section 3.21 is breached, the Servicer must pay the amount of such waived prepayment charge, for the benefit of the Holders of the Notes, by depositing such amount into the Protected Account.

ARTICLE IV
SERVICING CERTIFICATE

Section 4.01  Remittance Reports.

Not later than the fifteenth (15th) calendar day, or if such day is not a Business Day, the first Business Day immediately preceding the fifteenth calendar day of the month of the related Remittance Date, the Servicer shall furnish to the Master Servicer, a monthly remittance advice in the format set forth in Exhibit D attached hereto (or in such other format mutually agreed to by the Master Servicer and the Servicer), with regard to monthly loan remittance data and a report containing the information required by Exhibit E (or in such other format mutually agreed to by the Master Servicer and the Servicer) with respect to defaulted mortgage loans, with a trial balance report attached thereto, and such other loan level information reasonably available to the Servicer and requested by the Master Servicer.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Indenture Trustee pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Master Servicer a liquidation report in the format set forth in Exhibit F attached hereto (or in such other format mutually agreed to by the Servicer and Master Servicer) with respect to such Mortgaged Property and all supporting documentation reasonably required by the Master Servicer. The Master Servicer shall review and approve all Realized Loss calculations contained in such liquidation report. The Servicer shall also provide reports on the status of REO Property containing such information as the Master Servicer may reasonably require.

Section 4.02  Reserved.

Section 4.03  Reserved.

Section 4.04  Advances.

If any Monthly Payment on a Mortgage Loan that was due on the immediately preceding Due Date or due during the related Due Period and delinquent on a Determination Date is delinquent other than as a result of application of the Relief Act, the Servicer will deposit in the Protected Account not later than the related Servicer Remittance Date an amount equal to such Monthly Payment net of the related Servicing Fee for such Mortgage Loan, except to the extent the Servicer or the related Subservicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on any Mortgage Loan. Subject to the foregoing and in the absence of such a determination, the Servicer shall continue to make such advances through the date that the related Mortgaged Property or REO Property has, in the judgment of the Servicer, been completely liquidated. No later than the fourth Business Day preceding each Payment Date, the Servicer shall present an Officer’s Certificate to the Master Servicer with respect to the Mortgage Loans, (i) stating that the Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be a Nonrecoverable Advance. The Servicer will include in the Remittance Report a list of each Mortgage Loan for which it does not make a Monthly Advance in accordance with this Section.

Such Monthly Advances may be made in whole or in part from funds in the Protected Account being held for future distribution or withdrawal on or in connection with Payment Dates in subsequent months. Any funds being held for future distribution to Securityholders and so used shall be replaced by the Servicer from its own funds by deposit in the Protected Account prior to the related Servicer Remittance Date to the extent that funds in the Protected Account with respect to the related Payment Date shall be less than payments to Securityholders required to be made on such date.

Any advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The Mortgage Rate and Net Mortgage Rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of any Available Funds Rate will not be affected by the servicing modification.

Section 4.05  Compensating Interest Payments.

The Servicer shall deposit in the Protected Account not later than the Servicer Remittance Date an amount equal to the Compensating Interest for the related Determination Date. The Servicer shall not be entitled to any reimbursement of any Compensating Interest payment.

Section 4.06  Servicer Compliance Statement.

(a)  The Servicer, at its own expense, shall deliver (and shall cause any Servicing Function Participant engaged by it to deliver) to the Sponsor, the Securities Administrator and the Depositor on or before March 15 of each year, commencing in March 2008, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Servicing Agreement, or such other applicable agreement in the case of any Servicing Function Participant engaged by it, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Servicing Agreement or such other applicable agreement in the case of any Servicing Function Participant engaged by it, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof Promptly after receipt of each such Officer’s Certificate, the Sponsor and Master Servicer shall review such Officer’s Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of any Servicing Function Participant engaged by it, under such other applicable agreement.

(b)  For so long as the Issuing Entity is subject to Exchange Act reporting requirements, failure of the Servicer to comply timely with this Section 4.06 shall be deemed a Servicing Default, automatically, without notice and without any cure period, and the Master Servicer shall, at the direction of the Sponsor, terminate all the rights and obligations of the Servicer under this Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. This paragraph shall supersede any other provision in this Servicing Agreement or any other agreement to the contrary.

(c)  Unless available on the Servicer’s or the Securities Administrator’s website, copies of such Servicer annual statements of compliance shall be provided to any Noteholder upon request, by the Servicer or by the Master Servicer at the Servicer’s expense if the Servicer failed to provide such copies (unless (i) the Servicer shall have failed to provide the Master Servicer with such statement or (ii) the Master Servicer shall be unaware of the Servicer’s failure to provide such statement).

Section 4.07  Report on Assessments of Compliance and Attestation.

(a)  By March 15 of each year, commencing in March 2008, the Servicer, at its own expense, shall furnish, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Master Servicer, the Securities Administrator and the Sponsor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria with respect to the prior calendar year, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(b)  No later than the end of each calendar year for which a Form 10-K is required to be filed, the Servicer shall forward to the Master Servicer and the Securities Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Servicer (or any Servicing Function Participant engaged by it) submits its assessments to the Master Servicer and Securities Administrator, it shall also at such time include the assessment (and attestation pursuant to Section 4.08) of each Servicing Function Participant engaged by it.

(c)  The Servicer shall not be required to deliver any such assessments until April 15 in any given year so long as it has received written confirmation from the Securities Administrator that a Form 15 relating to the automatic suspension of reporting in respect of the Issuing Entity under the Exchange Act has been filed.

(d)  For so long as the Issuing Entity is subject to Exchange Act reporting requirements, failure of the Servicer to comply timely with this Section 4.07 shall be deemed a Servicing Default, automatically, without notice and without any cure period, and the Master Servicer shall, at the direction of the Sponsor, terminate all the rights and obligations of the Servicer under this Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. This paragraph shall supersede any other provision in this Servicing Agreement or any other agreement to the contrary.

Section 4.08  Attestation Reports.

(a)  By March 15 of each year, commencing in March 2008, the Servicer, at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Servicer or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Master Servicer, the Securities Administrator and the Sponsor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(b)  None of the Servicer or any Servicing Function Participant engaged by it shall be required to deliver or cause the delivery of such reports until April 15 in any given year so long as it has received written confirmation from the Securities Administrator that a Form 15 relating to the automatic suspension of reporting in respect of the Issuing Entity under the Exchange Act has been filed.

(c)  For so long as the Issuing Entity is subject to Exchange Act reporting requirements, failure of the Servicer to comply timely with this Section 4.08 shall be deemed a Servicing Default, automatically, without notice and without any cure period, and the Master Servicer shall, at the direction of the Sponsor, terminate all the rights and obligations of the Servicer under this Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. This paragraph shall supersede any other provision in this Servicing Agreement or any other agreement to the contrary.

Section 4.09  Annual Certification.

(a)  The Servicer shall and shall cause any Servicing Function Participant engaged by such party to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certfying Person”), by March 15 of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit C, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The Master Servicer shall prepare a Sarbanes-Oxley Certification in accordance with Section 3.19 of the Master Servicing Agreement. In the event the Servicer or any Servicing Function Participant engaged by such party, is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 4.09 with respect to the period of time it was subject to this Servicing Agreement or any other applicable agreement, as the case may be.

Section 4.10  Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 4.06, 4.07, 4.08 and 4.09 of this Servicing Agreement is to facilitate compliance by the Issuing Entity, the Sponsor, the Master Servicer, the Depositor and the Securities Administrator with the provisions of Regulation AB promulgated by the SEC under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance issued by the Commission in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Sponsor for delivery of additional or different information as the Sponsor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Servicing Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 4.11  Indemnification.

The Servicer shall indemnify and hold harmless the Sponsor, the Issuing Entity, the Master Servicer, the Securities Administrator, the Indenture Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the Servicer’s obligations under this Section 4.09 hereof, (ii) any material misstatement any material misstatement or material omission in any information, data or materials required to be contained in the reports provided under this Sections 4.06, 4.07, 4.08 and 4.09, or (iii) or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

ARTICLE V
THE SERVICER

Section 5.01  Liability of the Servicer.

The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

Section 5.02  Merger or Consolidation of or Assumption of the Obligations of the Servicer.

Any corporation into which the Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac.

The Servicer may assign its rights and delegate its duties and obligations under this Servicing Agreement; provided, that the Person accepting such assignment or delegation (which may include Bank of America, N.A. or any affiliate of Bank of America, N.A.) shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, and (except in the case of Bank of America, N.A. or an affiliate of Bank of America, N.A.) is reasonably satisfactory to the Master Servicer, is willing to service the Mortgage Loans and executes and delivers to the Master Servicer, the Issuing Entity and the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Master Servicer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Servicing Agreement; provided, further, that each Rating Agency’s rating of the applicable Notes in effect immediately prior to such assignment and delegation will not be qualified, reduced, or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency) or considered to be below investment grade.

Section 5.03  Limitation on Liability of the Servicer and Others.

The Servicer shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered in respect of such claim. The Servicer agrees that it will not enter into the settlement of any such claim if such settlement would materially and adversely affect the interests of the Noteholders. The Servicer shall be entitled to reimbursement of any such costs and expenses from funds in the Protected Account, unless such claim relates to a matter for which the Servicer is required to indemnify the Issuing Entity, the Indenture Trustee, the Owner Trustee or the Master Servicer pursuant to Section 5.06. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Master Servicer, the Owner Trustee, the Issuing Entity and the Indenture Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer’s right to indemnity or reimbursement pursuant to this Section 5.03 shall survive any resignation or termination of the Servicer pursuant to Sections 5.04 or 6.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

Section 5.04  Servicer Not to Resign.

Subject to the provisions of Section 5.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law (any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer) or (ii) upon satisfaction of the following conditions: the Servicer has proposed a successor servicer to the Master Servicer in writing and such proposed successor servicer is reasonably acceptable to the Master Servicer; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer shall have assumed the Servicer’s responsibilities and obligations hereunder or another successor servicer has been appointed in accordance with Section 6.02 and has accepted such appointment. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 6.01 and 6.02 as obligations that survive the resignation or termination of the Servicer. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Noteholder for any amounts paid by the Servicer pursuant to any provision of this Servicing Agreement.

Notwithstanding anything to the contrary herein, the Servicer may pledge or assign as collateral all its rights, title and interest under this Servicing Agreement to a lender (the “Servicing Rights Pledgee”), provided, that:

(1) upon a Servicing Default and receipt of a notice of termination by the Servicer, the Servicing Rights Pledgee may direct the Servicer or its designee to appoint a successor servicer pursuant to the provisions, and subject to the conditions, set forth in Section 6.02 regarding the appointment of a successor servicer;

(2) the Servicing Rights Pledgee’s rights are subject to this Servicing Agreement; and

(3) the Servicer shall remain subject to termination as Servicer under this Servicing Agreement pursuant to the terms hereof.

Section 5.05  Delegation of Duties.

In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 5.04.

Section 5.06  Indemnification.

(a)  The Servicer agrees to indemnify each of the Master Servicer, the Issuing Entity, the Owner Trustee and the Indenture Trustee for and to hold each of the Master Servicer, the Issuing Entity, the Owner Trustee and the Indenture Trustee harmless against, any claim, tax, penalty, loss, liability or expense of any kind whatsoever, incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the failure by the Servicer to perform its duties in compliance with this Servicing Agreement or incurred by reason of the Servicer’s willful misfeasance, bad faith, gross negligence or reckless disregard of the performance of its duties hereunder. In addition to the indemnification set forth in the previous sentence, the Servicer shall indemnify and hold each of the Master Servicer, the Issuing Entity, the Owner Trustee and the Indenture Trustee harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses resulting from or related to any act or omission to act of any prior servicer, owner or originator of a Mortgage Loan or Mortgaged Property (or any other Person) prior to the transfer of servicing to the Master Servicer in accordance with Section 6.02 hereunder, provided that:

(i)  with respect to any such claim, the Master Servicer, the Issuing Entity, the Owner Trustee or the Indenture Trustee, as applicable, shall have given the Servicer written notice thereof promptly after the Master Servicer, the Issuing Entity, the Owner Trustee or the Indenture Trustee, as applicable, shall have actual knowledge thereof, it being understood that failure to give such notice shall not relieve the Servicer of its indemnification obligations hereunder;

(ii)  while maintaining control over its own defense, the Master Servicer, the Issuing Entity, the Owner Trustee or the Indenture Trustee, as applicable, shall cooperate and consult fully with the Servicer in preparing such defense; and

(iii)  notwithstanding anything in this Servicing Agreement to the contrary, the Servicer shall not be liable for settlement of any claim by the Master Servicer, the Issuing Entity, the Owner Trustee or the Indenture Trustee, as applicable, entered into without the prior consent of the Servicer, which consent shall not be unreasonably withheld.

(b)  The Master Servicer agrees to indemnify the Owner Trustee and the Indenture Trustee for, and to hold the Owner Trustee and the Indenture Trustee, harmless against, any claim, tax, penalty, loss, liability or expense of any kind whatsoever, in connection with their respective duties under any of the Basic Documents, except to the extent that such claim, tax, penalty, loss liability or expense is (i) caused by the Owner Trustee’s or the Indenture Trustee’s, as the case may be, own willful misconduct, gross negligence or bad faith or (ii) solely with respect to the Owner Trustee, incurred as a result of the inaccuracy of any representation or warranty contained in Section 6.03 of the Trust Agreement expressly made by the Owner Trustee.

(c)  No termination of this Servicing Agreement or the resignation or removal of the Servicer shall affect the obligations created by this Section 5.06 of the Servicer to indemnify the Master Servicer, the Issuing Entity, the Owner Trustee and the Indenture Trustee under the conditions and to the extent set forth herein. This section shall survive the termination of this Servicing Agreement and the resignation or removal of the Servicer and the Indenture Trustee. Any amounts to be paid by the Servicer pursuant to this Subsection may not be paid from the Trust Estate.

Section 5.07  Duties of the Servicer With Respect to the Indenture.

(a)  The Servicer shall take all appropriate action that is the duty of the Issuing Entity to take with respect to the following matters under the Indenture (references are to sections of the Indenture):

(i)  causing the preparation of the Notes (for execution by the Owner Trustee) upon their initial issuance and causing the preparation of an Issuing Entity Request (for execution by the Owner Trustee) for delivery to the Securities Administrator regarding the authentication of the Notes (Section 2.02);

(ii)  causing the preparation of an Issuing Entity Request and Officer’s Certificate (and executing the same on behalf of the Issuing Entity) and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Collateral (Section 8.05);

(iii)  causing the preparation of Issuing Entity Requests (and executing the same on behalf of the Issuing Entity) and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures;

(iv)  causing the preparation and obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Sections 8.05 and 10.01);

(v)  the delivery of notice to the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture and under the Trust Agreement (Sections 3.24 and 5.01);

(vi)  the annual delivery of Opinions of Counsel, in accordance with Section 3.07 of the Indenture, as to the Trust Estate, and the annual delivery and execution of the Officers’ Certificate (Section 3.10);

(vii)  causing the preparation and execution of an Officer’s Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto with respect to any request by the Issuing Entity to the Indenture Trustee to take any action under the Indenture (Sections 4.10 and 10.01);

(viii)  obtaining and preserving the Issuing Entity’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Mortgage Loans and each other instrument and agreement included in the Trust Estate (Section 3.04).

(b)  In addition to the duties of the Servicer set forth above, the Servicer shall prepare for execution by the Issuing Entity or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuing Entity to prepare, file or deliver pursuant to the Basic Documents, and at the request of the Owner Trustee or the Indenture Trustee (who is in no event obligated to make such requests or direction) shall take all appropriate action that it is the duty of the Issuing Entity to take pursuant to the Basic Documents. In accordance with the directions of the Owner Trustee or Indenture Trustee (who is in no event obligated to make such requests or direction), the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee or the Indenture Trustee (who is in no event obligated to make such requests or direction) and are reasonably within the capability of the Servicer.

Section 5.08  Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations.

In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities with maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties agrees to provide to the Indenture Trustee upon its request from time to time such party’s complete name, address, tax identification number and such other identifying information together with copies of such party’s constituting documentation, securities disclosure document and such other identifying documentation as may be available for such party.

ARTICLE VI
DEFAULT

Section 6.01  Servicing Default.

If any one of the following events (each, a AServicing Default”) shall occur and be continuing:

(i)  Any failure by the Servicer to deposit in the Protected Account or Payment Account any deposit required to be made under the terms of this Servicing Agreement, including any Monthly Advances and Compensating Interest (other than Servicing Advances), which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Master Servicer; or

(ii)  Failure on the part of the Servicer duly to observe or perform in any material respect any representation or warranty of the Servicer or any other covenants or agreements of the Servicer (including the making of Servicing Advances) set forth in this Servicing Agreement, which failure, in each case, materially and adversely affects the interests of the Noteholders and which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a ANotice of Default” hereunder, shall have been given to the Servicer by the Master Servicer; or

(iii)  The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(iv)  The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, and in every such case, so long as a Servicing Default shall not have been remedied by the Servicer, the Master Servicer may, by notice then given to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under this Servicing Agreement other than its right to receive servicing compensation and expenses for servicing the Mortgage Loans hereunder during any period prior to the date of such termination and the Master Servicer may exercise any and all other remedies available at law or equity. Any such notice to the Servicer shall also be given to the Company and the Issuing Entity. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Servicing Agreement, whether with respect to the Notes or the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer, pursuant to and under this Section 6.01; and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. Notwithstanding the foregoing, the parties hereto and the Securityholders by their acceptance of any Security, acknowledge and agree that there will be a period of transition before the actual servicing functions can be fully transferred to the Master Servicer, as successor servicer, or to a successor servicer appointed by the Master Servicer pursuant to the provisions hereof, provided, that the Master Servicer shall use its reasonable best efforts to succeed to the actual servicing functions or find a successor servicer as soon as possible but no later than 100 days after such termination; and provided further that the Master Servicer shall continue to have the right to appoint a successor servicer after such 100-day period in accordance with Section 6.02. The Servicer agrees to cooperate with the Master Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Master Servicer or the successor servicer for administration by it of (i) the property and amounts which are then or should be part of the Trust Estate or which thereafter become part of the Trust Estate; (ii) originals or copies of all documents of the Servicer reasonably requested by the Master Servicer to enable it to assume the Servicer’s duties thereunder and under the Subservicing Agreements; (iii) unless terminated in accordance with this Servicing Agreement, the rights and obligations of the Servicer under the Subservicing Agreements with respect to the Mortgage Loans; (iv) all cash amounts which shall at the time be deposited by the Servicer or should have been deposited to the Protected Account, the related Servicing Accounts or the Payment Account or thereafter be received with respect to the Mortgage Loans; and (v) all costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or successor servicer to service the Mortgage Loans properly and effectively. All reasonable costs and expenses (including, but not limited to, attorneys’ fees and disbursements) incurred by the Master Servicer or a successor servicer in connection with its succession as Servicer, or the Indenture Trustee in accordance with such succession (as provided below), including amending this Servicing Agreement to reflect such succession as Servicer pursuant to this Section 6.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Master Servicer, the terminated Servicer) upon presentation of reasonable documentation of such costs and expenses.

The Trustee or its affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under this Agreement.

Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a payment on a Mortgage Loan which was due prior to the notice terminating the Servicer’s rights and obligations hereunder and received after such notice, that portion to which the Servicer would have been entitled pursuant to Sections 3.07 and 3.15 as well as its Servicing Fee in respect thereof, and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

The Servicer shall immediately notify the Master Servicer in writing of the occurrence of any Servicing Default.

Section 6.02  Master Servicer to Act; Appointment of Successor.

(a)  Within 100 days of the time the Servicer sends a notice pursuant to clause (i) of Section 5.04, the Master Servicer, or other successor appointed in accordance with this Section 6.02, shall be the successor in all respects to the Servicer in its capacity as Servicer under this Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, including but not limited to the provisions of Article V. Nothing in this Servicing Agreement shall be construed to permit or require the Master Servicer or any other successor servicer to (i) be responsible or accountable for any act or omission of the predecessor Servicer, (ii) require or obligate the Master Servicer, in its capacity as successor servicer, to purchase, repurchase or substitute any Mortgage Loan, (iii) fund any losses on any Eligible Investment directed by any other Servicer, or (iv) be responsible for the representations and warranties of the Servicer, except as provided herein; provided, however, that the Master Servicer, as successor servicer, shall be required to make Monthly Advances to the extent that the Servicer failed to make such Monthly Advances, to the extent such Monthly Advance is not determined by the Master Servicer to be a Nonrecoverable Advance. As compensation therefor, the Master Servicer shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Master Servicer is unwilling to act as successor servicer, or (ii) if the Master Servicer is legally unable so to act, the Master Servicer may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan servicer having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Master Servicer is prohibited by law from so acting or is unwilling to act as such, the Master Servicer shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.15 (or such lesser compensation as the Master Servicer and such successor shall agree). The appointment of a successor servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Servicing Agreement prior to its termination as Servicer (including, without limitation, the obligation to pay any deductible under an insurance policy pursuant to Section 3.11 or to indemnify the Master Servicer pursuant to Section 5.06), nor shall any successor servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Master Servicer and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession.

In connection with the termination or resignation of the Servicer hereunder, either (i) the successor servicer, including the Master Servicer if the Master Servicer is acting as successor servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor servicer as necessary under MERS’ rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Indenture Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor servicer. The terminated Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The terminated Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this Section 6.02. To the extent these fees and costs are not paid by the terminated Servicer and are incurred by any successor servicer, such fees and costs will be reimbursable to the successor servicer by the Trust. The successor servicer shall cause such assignment to be delivered to the Indenture Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

(b)  Any successor, including the Master Servicer, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Securityholders, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.11(g).

(c)  Any successor servicer, including the Master Servicer, shall not be deemed to be in default or to have breached its duties hereunder if the predecessor Servicer shall fail to deliver any required deposit to the Protected Account or a Servicing Account or otherwise cooperate with any required servicing transfer or succession hereunder.

(d)  Notwithstanding anything else herein to the contrary, in no event shall the Master Servicer be liable for any servicing fee or any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor servicer to act as a successor servicer under this Servicing Agreement and the transactions set forth or provided for herein.

(e)  Notwithstanding any provision in this Servicing Agreement to the contrary, for a period of 10 days following the date on which the Servicer shall have received a notice of termination pursuant to Section 6.01 of this Servicing Agreement, the Servicer or its designee may appoint a successor servicer that satisfies the eligibility criteria of a successor servicer set forth in this Section 6.02, which appointment shall be subject to the consent of the Depositor, the Sponsor, the Master Servicer, and the Indenture Trustee, which consent shall not be unreasonably withheld or delayed; provided that such successor servicer agrees to fully effect the servicing transfer within 100 days following the termination of the Servicer and to make all Monthly Advances that would otherwise be made by the Master Servicer under this Section 6.02 as of the date of such appointment, and to reimburse the Master Servicer for any unreimbursed Monthly Advances it has made and any reimbursable expenses that it has incurred in connection with this Section 6.02. Any proceeds received in connection with the appointment of such successor servicer shall be the property of the Servicer or its designee. This 10-day period shall terminate immediately (i) at the close of business on the second Business Day of such 10-day period if (A) the Servicer was terminated because of a Servicing Default described in Section 6.01(i) for failing to make a required Monthly Advance, and (B) the Servicer shall have failed to make (or cause to be made) such Monthly Advance, or shall fail to reimburse (or cause to be reimbursed) the Master Servicer for a Monthly Advance made by the Master Servicer, by the close of business on such second Business Day, or (ii) at the close of business on the second Business Day following the date (if any) during such 10-day period on which a Monthly Advance is due to be made, if the Servicer shall have failed to make (or caused to be made) such Monthly Advance, or the Servicer shall have failed to reimburse (or cause to be reimbursed) the Master Servicer for such Monthly Advance, by the close of business on such second Business Day. Notwithstanding anything to the contrary above, the Servicer shall perform all of the obligations of the Servicer in this Servicing Agreement until a successor servicer is appointed and such appointment is effective.

Section 6.03  Reserved.

Section 6.04  Waiver of Defaults.

The Master Servicer may waive any default by the Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Servicing Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.01  Amendment.

This Servicing Agreement may be amended from time to time by the parties hereto.

Section 7.02  GOVERNING LAW.

THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.03  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if when delivered to:

(a)  in the case of the Master Servicer and the Securities Administrator:

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia , Maryland 21046
(or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) (Attention: Corporate Trust Services - AHMIT 2007-2), facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing;)

(b)  in the case of the Servicer:

American Home Mortgage Servicing, Inc.
4600 Regent Boulevard, Suite 200,
Irving, Texas 75063-2250
Attention: David Friedman

(c)  in the case of Rating Agencies:

Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
55 Water Street - 41st Floor
New York, New York 10041
Attention: Asset Backed Surveillance Group

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention:

(d)  in the case of the Owner Trustee, the Corporate Trust Office: Wilmington Trust Company

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

(e)  in the case of the Issuing Entity, to American Home Mortgage Investment Trust 2007-2:

c/o American Home Mortgage Securities LLC
520 Broadhollow Road
Melville, New York 11747
Attention: General Counsel

(f)  in the case of the Indenture Trustee: its Corporate Trust Office

(g)      in the case of the Sponsor:

American Home Mortgage Acceptance, Inc.
520 Broadhollow Road
Melville, New York 11747
Attention: Thomas McDonagh

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register.

Section 7.04  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Notes or the rights of the Noteholders thereof.

Section 7.05  Third-Party Beneficiaries.

This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Owner Trustee, the Securities Administrator and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person will have any right or obligation hereunder.

Section 7.06  Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.07  Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 7.08  Termination.

The respective obligations and responsibilities of the Servicer and the Master Servicer created hereby shall terminate (i) upon the satisfaction and discharge of the Indenture pursuant to Section 4.10 thereof and (ii) a REMIC Conversion, in which case, the parties hereto will enter into the REMIC Pooling and Servicing Agreement, which shall include similar terms as this Agreement and shall govern the servicing of the Mortgage Loans.

Section 7.09  No Petition.

The Servicer, by entering into this Servicing Agreement, hereby covenants and agrees that it will not at any time institute against the Issuing Entity, or join in any institution against the Issuing Entity, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuing Entity. This section shall survive the satisfaction and discharge of the Indenture by one year.

Section 7.10  No Recourse.

The Servicer acknowledges that no recourse may be had against the Issuing Entity, except as may be expressly set forth in this Servicing Agreement.

Section 7.11  Consent to Jurisdiction.

The parties to this Servicing Agreement each hereby irrevocably submits to the nonexclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Servicing Agreement or the transactions contemplated hereby, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SERVICING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.12  Certain Terms Concerning Indenture Trustee.

The Indenture Trustee is entering into this Agreement not in its individual capacity but solely in its capacity as trustee under the Indenture and all indemnifications and protections from liability provided to the Indenture Trustee under the Indenture shall, with out limitation, extend to the Indenture Trustee hereunder. The Indenture Trustee shall have no obligations or duties under this Agreement other than those duties expressly set forth herein as duties on its part to be performed hereunder, and no implied duties shall be read into this Agreement against the Indenture Trustee. The Indenture Trustee is not responsible for the terms of this Agreement or their sufficiency for any purpose.

IN WITNESS WHEREOF, the Master Servicer, the Issuing Entity, the Sponsor, the Indenture Trustee and the Servicer have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

WELLS FARGO BANK, N.A. as Master Servicer

By:	/s/ Martin Reed
Name:	Martin Reed
Title:	Vice President

AMERICAN HOME MORTGAGE SERVICING, INC. as Servicer

By:	/s/ Alan B. Horn
Name:	Alan B. Horn
Title:	Executive Vice President

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2007-2, as Issuing Entity WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Robert J. Perkins
Name:	Robert J. Perkins
Title:	Senior Financial Services Officer

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Radha Nilakantan
Name:	Radha Nilakantan
Title:	Authorized Signer

By:	/s/ Barbara Campbell
Name:	Barbara Campbell
Title:	Vice President

AMERICAN HOME MORTGAGE ACCEPTANCE, INC. as Sponsor

By:	/s/ Alan B. Horn
Name:	Alan B. Horn
Title:	Executive Vice President

EXHIBIT A
MORTGAGE LOAN SCHEDULE
(Filed Manually)

EXHIBIT B
FORM OF REQUEST FOR RELEASE
DATE:

TO:

RE: REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Mortgage Loans, we request the release of the Mortgage File described below.

Servicing Agreement (“Servicing Agreement”) Dated:
Series #:
Account #:
Pool #:
Loan #:
Borrower Name(s):
Reason for Document Request: (circle one)Mortgage Loan Prepaid in Full
Other
Mortgage Loan Repurchased

Please deliver the Mortgage File to

AWe hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been deposited in the Protected Account as provided in the Servicing Agreement.”

[Name of Servicer]
Authorized Signature
******************************************************************************
TO INDENTURE TRUSTEE: Please acknowledge this request (if we so request), and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Servicing Agreement.

Enclosed Documents: [ ]Promissory Note
[ ]Mortgage or Deed of Trust
[ ]Assignment(s) of Mortgage or Deed of Trust
[ ]Title Insurance Policy
_______________________[ ]Other:
Name
_______________________
Title
_______________________
Date

EXHIBIT C

FORM OF CERTIFICATION TO BE PROVIDED BY THE SERVICER

Re:          American Home Mortgage Investment Trust 2007-2
Mortgage-Backed Notes, Series 2007-2

I, [identify the certifying individual], a [title] of ______, (the “Servicer”), hereby certify to the Master Servicer, American Home Mortgage Securities LLC and American Home Mortgage Acceptance, Inc. and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1)
I have reviewed the servicer compliance statement of the Servicer provided in accordance with Section 4.06 of the Servicing Agreement and Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Section 4.08 of the Servicing Agreement, Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the Master Servicer pursuant to the Servicing Agreement (collectively, the “Servicer Servicing Information”);

(2)
Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3)	Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Servicing Agreement has been provided to the Master Servicer;

(4)
I am responsible for reviewing the activities performed by the Servicer as servicer under the Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Servicing Agreement in all material respects; and

(5)
The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Servicing Function Participant engaged by the Servicer pursuant to the Servicing Agreement, have been provided to the Master Servicer. Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms used and not otherwise defined herein have the meanings assigned thereto in the Servicing Agreement (the “Servicing Agreement”), dated as of April 20, 2007, among American Home Mortgage Servicing, Inc., Wells Fargo Bank National Association, American Home Mortgage Investment Trust 2007-2, American Home Mortgage Acceptance, Inc., and Deutsche Bank National Trust Company.

Date:

[Signature]

[Title]

EXHIBIT D

LOAN LEVEL FORMAT FOR TAPE INPUT,
SERVICER PERIOD REPORTING

Standard File Layout - Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

Column Name	Description	Decimal	Format Comment	Max Size
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

EXHIBIT E

REPORTING DATA FOR DEFAULTED LOANS

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE			MM/DD/YYYY
NOI_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE
ACTUAL_REO_START_DATE			MM/DD/YYYY
REO_SALES_PRICE			Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit F

Calculation of Realized Loss/Gain Form 332- Instruction Sheet
(a)        1.   The numbers on the form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.            The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.             The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.             Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.        Complete as applicable. All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

13.           The total of lines 1 through 12.

(b)       Credits:

14-21.      Complete as applicable. All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds verification, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.

22.	The total of lines 14 through 21.

Please note: For HUD/VA loans, use line (15) for Part A/Initial proceeds and line (16) for Part B/Supplemental proceeds.

(c)     Total Realized Loss (or Amount of Any Gain)

23.          The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

WELLS FARGO BANK, N.A.
CALCULATION OF REALIZED LOSS/GAIN

Prepared by: __________________   Date: _______________
Phone: ______________________ Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________
Borrower's Name:________________________________________________________
Property Address:________________________________________________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2)	Interest accrued at Net Rate	(2)
(3)	Accrued Servicing Fees	(3)
(4)	Attorney's Fees	(4)
(5)	Taxes (see page 2)	(5)
(6)	Property Maintenance	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	(7)
(8)	Utility Expenses	(8)
(9)	Appraisal/BPO	(9)
(10)	Property Inspections	(10)
(11)	FC Costs/Other Legal Expenses	(11)
(12)	Other (itemize)	(12)
	Cash for Keys	(12)
	HOA/Condo Fees	(12)
		(12)

	Total Expenses	$(13)
Credits:
(14)	Escrow Balance	$(14)
(15)	HIP Refund	(15)
(16)	Rental Receipts	(16)
(17)	Hazard Loss Proceeds	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	(18a)
HUD Part A

HUD Part B		(18b)
(19)	Pool Insurance Proceeds	(19)
(20)	Proceeds from Sale of Acquired Property	(20)
(21)	Other (itemize)	(21)
		(21)

	Total Credits	$(22)
Total Realized Loss (or Amount of Gain)		$(23)

EXHIBIT G

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE
(unless otherwise noted)

Key:
X - obligation

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

RegAB Reference	Servicing Criteria	Servicers

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

[NAME OF OWNER] [NAME OF SUBSERVICER]

Date:

By:
Name:
Title: